UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)  September 24, 2004

                              SNOCONE SYSTEMS INC.

             (Exact name of registrant as specified in its charter)

                                     Nevada

                 (State or other jurisdiction of incorporation)

                                    0-33519

                            (Commission File Number)

                                   98-0360989

                        (IRS Employer Identification No.)

                        SUITE 440 - 1555 E. FLAMINGO ROAD

                            LAS VEGAS, NEVADA, 89119

               (Address of principal executive offices)(Zip Code)

               Registrant's telephone number, including area code

                                 (604)-639-1717
                  ____________________________________________

         (Former name or former address, if changed since last report.)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
                                    230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
                                   240.14a-12)

       [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
                       Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
                            Act (17 CFR 240.13e-4(c))
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Section  5  -  Corporate  Governance  and  Management
     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective September 24, 2004, the Company accepted the voluntary resignation of Kevin Day from his position as President of the Company. Mr. Day will remain a director of the Company. Effective September 24, 2004, Ms. Vivian Kane was appointed President of the Company.

Ms. Kane has a BA from the University of Alberta and is a Project Management Professional (PMP) certified by the Project Management Institute. She has completed additional studies specializing in venture development, entrepreneurship, and intellectual property. Ms. Kane has over 20 years experience in both business management and project management, including: leadership, strategy, operations, finance, HR & training, large portfolio management, business process engineering, change management, and risk management. Her industry experience includes IT, finance, professional services, education, genomics, health, and utilities.

Ms. Kane specializes in developing innovative technologies and businesses from the ground up. Ms. Kane was Executive Director of Operations for Genome BC, directing operations and projects from August 1, 2001 to June 11, 2004. Genome BC has grown from a start-up organization to be a leader in international genomics over the last three years. Prior to that time, Ms. Kane was President of Kane Systems Inc., a consulting company.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               SNOCONE SYSTEMS INC.
                             ------------------------
                                  (Registrant)

Date  :  September  24,  2004

/s/ Vivian Kane
_______________________________
Vivian  Kane,  President